October 30, 2007

For Immediate Release

Sport Supply Group Reports Record First Quarter Earnings Per Share of $0.31

•	Sales increase to $70.4 million

•	Gross margin improves 110bps to 36.4%

•	Company free of senior bank debt, $3.7 million in cash as of September 30, 2007

The Company will host a conference call to discuss these results and future plans at 3:30CT / 4:30ET today. The call may be accessed by dialing 800 901 5213 and using passcode 43883569. A replay of the call may be accessed by dialing 888 286 8010 using passcode 29544816.

Dallas, TX. Sport Supply Group; Inc. (AMEX – RBI) today reported results for its first fiscal quarter ended September 30, 2007. The Company reported record fully diluted earnings per share of $0.31 compared to $0.28 in the prior year period, on a 9.8% increase in fully diluted weighted average shares outstanding.

Financial Highlights for the Quarter:

•	Sales grew from $68.2 million to $70.4 million

•	Gross margin expands by 110bps, from 35.3% to 36.4%

•	Net income improves by 24.2%, from $3.3 million to $4.1 million

•	Stockholders’ equity increases 43.6%, from $50.5 million to $72.6 million

•	Inventories decrease $4.1 million from June 30, 2007

Commenting on the Quarter, Chairman and CEO Adam Blumenfeld stated: “We are pleased to report a strong first quarter which sets the stage for what we intend to be a year of significant earnings growth. These results are even more impressive given that we incurred year-one SOX compliance costs of approximately $300,000 during the Quarter and had approximately $222,000 of one time benefits in the prior year’s quarter. We believe a combination of positive sales growth, expanding gross margin, and a leveling of operating and administrative expenses will make for impressive quarterly earnings performance and comparisons going forward. We reiterate our earnings guidance of $0.60 - $0.70 fully diluted earnings per share for FY08, an estimated improvement of approximately 75% over FY07.”

Mr. Blumenfeld continued: “We are also proud of the outstanding progress we continue to make on the balance sheet – a by-product of improved inventory and cash management, and faster collection of outstanding receivables. As of September 30, 2007, the Company repaid all of its senior bank debt, $24.7 million of which was outstanding as of June 30, 2007, and had $3.7 million of cash on hand. This debt repayment and corresponding increase in stockholders’ equity is due, in part, to the previously announced $18.3 million equity infusion from an affiliate of Andell Holdings. The remaining $6.4 million in debt repayment is from internally generated cash flow during the first quarter. Inventory levels also decreased sequentially from June 30, 2007 by another $4.1 million, though they will expand seasonally as we prepare for the Spring selling cycle. We expect continued gains in efficiency from our SKU, catalog and warehouse consolidation. Right sizing the infrastructure is a key component to current and future earnings leverage. It readies the platform, in our view, to maximize earnings potential from organic and potentially acquired sales growth.”

“We have long stated our intention to ‘Optimize’ then ‘Grow’ the business as part of our multi-year plan. We are pleased with the ongoing earnings optimization process and look forward to moving into the growth phase.”

The Company also stated today it amended and restated its credit facility with Merrill Lynch Business Financial Services, Inc. (“MLBFS”) to bring borrowing capacity more in line with the operating needs of the company, and extend the term of the Agreement beyond the due date of the Company’s outstanding convertible debentures. Commenting on the amended facility, John Pitts, CFO stated: “The amended facility, consisting of a $25.0 million revolving credit facility with an accordion feature that could potentially expand total availability to $55.0 million, should provide ample borrowing capacity beyond the maturity of the convertible debentures while substantially reducing costs associated with the facility. With continued strong cash generation, the Company believes that it will have significant flexibility in planning for the maturity of the convertible debentures in December 2009.”

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2007	June 30,
		2007
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$3,709	$5,670
Accounts receivable, net of allowance for doubtful accounts of
$1,372 and $1,296, respectively	44,915	31,154
Inventories	28,166	32,241
Current portion of deferred taxes	3,877	3,790
Prepaid income taxes	2,161	3,208
Prepaid expenses and other current assets	2,021	1,380

Total current assets	84,849	77,443
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $5,671 and $4,986, respectively	10,753	10,678
DEFERRED DEBT ISSUANCE COSTS, net of accumulated amortization of $2,295 and $2,035, respectively	2,049	2,309
INTANGIBLE ASSETS, net of accumulated amortization of $3,645 and $3,379, respectively	7,758	8,024
GOODWILL	54,949	54,949
DEFERRED INCOME TAXES	817	3,045
OTHER ASSETS, net	135	144

Total assets	$161,310	$156,592

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$23,106	$16,167
Accrued liabilities	10,313	10,318
Dividends payable	305	259
Accrued interest	960	291
Current portion of long-term debt	108	3,608
Deferred tax liability	28	129

Total current liabilities	34,820	30,772
DEFERRED TAX LIABILITY	3,782	3,898
NOTES PAYABLE AND OTHER LONG-TERM DEBT	50,151	71,386
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized;
12,274,186 and 10,440,586 shares issued and 12,188,160 and 10,354,560 shares outstanding, respectively	123	104
Additional paid-in capital	62,488	44,276
Retained earnings	10,603	6,813
Treasury stock at cost, 86,026 shares	(657)	(657)

Total stockholders’ equity	72,557	50,536

Total liabilities and stockholders’ equity	$161,310	$156,592

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	September 30,
	2007	2006
Net sales	$70,374	$68,163
Cost of sales	44,746	44,100

Gross profit	25,628	24,063
Selling, general and administrative expenses	17,943	16,803

Operating profit	7,685	7,260

Other income (expense):
Interest income	87	47
Interest expense	(1,216)	(1,234)
Other income	50	37

Total other expense	(1,079)	(1,150)

Income before minority interest in income of consolidated subsidiary and income taxes	6,606	6,110
Income tax provision	2,510	2,312
Minority interest in income of consolidated subsidiary, net of tax	0	503

Net income	$4,096	$3,295

Weighted average number of shares outstanding:
Basic	11,589,587	10,229,165

Diluted	15,132,581	13,782,914

Net income per share common stock – basic	$0.35	$0.32

Net income per share common stock – diluted	$0.31	$0.28

Dividends declared per share common stock	$0.025	$0.025

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, the ability to successfully complete integration related activities, actions and initiatives by current and potential competitors, the ability to successfully refinance the Company’s outstanding convertible debentures and related ability to raise long-term capital, and certain other additional factors described in the Company’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Source: Sport Supply Group, Inc.

Contact: Adam Blumenfeld 972 243 8100